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                                                                 EXHIBIT (A)(5)

                            CERTIFICATE OF AMENDMENT
                                       TO
                              DECLARATION OF TRUST
                                       OF
                              KOBREN INSIGHT FUNDS

         The undersigned, being the Trustees of Kobren Insight Funds (the "Trust"), a Massachusetts business trust created under a Declaration of Trust dated September 13, 1996 (the "Declaration"), hereby adopt the following amendment to the Declaration and hereby certify that the following amendment to the Declaration has been duly adopted by the Trustees of the Trust pursuant to
Section 8.3 of the Declaration:

         1. Section 5.11 of the Declaration is hereby modified and amended to change the name of the series previously established and designated as follows:

NAME                                                          NAME AS AMENDED
----                                                          ---------------

Kobren Delphi Value Fund                                      Delphi Value Fund

IN WITNESS WHEREOF, the undersigned Trustees of the Trust have set their hands as of this 1st day of May, 2000.



/s/ Eric M. Kobren                       /s/ Robert Goldfarb
----------------------------             ---------------------------------
Eric M. Kobren                           Robert Goldfarb


/s/ Edward B. Bloom                      /s/ Stuart Novick
----------------------------             ---------------------------------
Edward B. Bloom                          Stuart Novick



/s/ Michael P. Castellano
----------------------------
Michael P. Castellano


/s/ Arthur Dubroff
----------------------------
Arthur Dubroff